UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2011

EDGEN MURRAY II, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	333-165298-01	20-8864225
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18444 Highland Road

Baton Rouge, LA 70809

(225) 756-9868

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2011, Edgen Murray II, L.P. (the “Company”) promoted Mr. Craig S. Kiefer to Executive Vice-President and Chief Operating Officer over the Company’s global operations. Mr. Kiefer previously served as Executive Vice-President—General Manager, Western Hemisphere. The terms of Mr. Kiefer’s employment remain unchanged with the exception of the change in title and related responsibilities.

Mr. Kiefer, 57, has more than forty years of experience in the industrial distribution market and has supported the Company’s operations and growth initiatives in roles of increasing responsibility for over nine years. Mr. Kiefer joined Edgen Corporation, a predecessor of the Company, in April 2002 from Service Industrial Supply Co., where he was President. He was promoted to President of Edgen Carbon Products Group, L.L.C., a predecessor to Edgen Murray Corporation, a subsidiary of the Company, in March 2003 and became Executive Vice-President—General Manager, Western Hemisphere of the Company in January 2008.

On June 14, 2011, notice of termination of employment was provided to Mr. Michael F. A. Craig, Executive Vice-President—Managing Director, Eastern Hemisphere. In accordance with Mr. Craig’s employment agreement dated June 28, 1994, termination of his employment will be effective ninety days from the notice of termination or September 12, 2011. Upon service of the notice of termination to Mr. Craig, Mr. Kiefer assumed management duties regarding the Eastern Hemisphere.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN MURRAY II, L.P.

Dated: June 14, 2011	By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title Chief Financial Officer

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